EXHIBIT 99.1

II-VI Incorporated Reports Fourth Quarter and Fiscal Year 2009 Earnings

PITTSBURGH, Aug. 4, 2009 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) today reported results for its fourth quarter and fiscal year ended June 30, 2009.

During the quarter the Company sold its x-ray and gamma-ray radiation sensor business, eV PRODUCTS, Inc., which operated as a business within the Compound Semiconductor Group. Results for all periods presented reflect the presentation of eV PRODUCTS as a discontinued operation.

Revenues from continuing operations for the quarter decreased 28% to $66,067,000 from $91,809,000 in the fourth quarter of last fiscal year. Revenues from continuing operations for the year ended June 30, 2009 decreased 8% to $292,222,000 from $316,191,000 for the same period last fiscal year.

Bookings from continuing operations for the quarter decreased 38% to $57,245,000 compared to $92,159,000 in the fourth quarter of last fiscal year. Bookings from continuing operations for the year ended June 30, 2009 decreased 24% to $261,129,000 from $345,316,000 for the same period last fiscal year. Bookings from continuing operations are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Earnings from continuing operations for the quarter were $6,265,000 or $0.21 per share-diluted. These results compare with earnings from continuing operations of $15,351,000 or $0.50 per share-diluted in the fourth quarter of last fiscal year. For the year ended June 30, 2009, earnings from continuing operations were $38,858,000 or $1.29 per share-diluted. This compares with earnings from continuing operations of $65,693,000 or $2.16 per share-diluted for the same period in the last fiscal year, which included a $15,913,000 or $0.52 per share-diluted after-tax gain on the sale of an equity investment.

Francis J. Kramer, president and chief executive officer, said, "Revenues for the fourth quarter increased 3% from the third quarter ended March 31, 2009 and exceeded our guidance. Every business segment outperformed our expectations. Demand for, and growth in, military applications remains strong across all business segments except for the UV Filter product line of our Near-Infrared Optics segment which we previously announced is experiencing a reduction in demand. While the Infrared Optics business continues to experience low levels of industrial demand, operating margins are improving due to cost reduction initiatives begun during the second quarter. We expect these operating improvements to drive bottom line performance when the worldwide economy improves. Fiscal year 2008 was a record-setting year for II-VI revenues, bookings and earnings per share. In fiscal year 2009 we experienced a worldwide economic environment unprecedented in Company history. Yet combined revenues delivered by our Military and Materials and Compound Semiconductor Group businesses increased 10%."

Kramer continued, "Cash from operations together with proceeds from the sale of eV PRODUCTS increased our cash position by more than $12 million during the quarter with our year-end cash increasing to approximately $96 million. We also paid off the $2.5 million balance on our line-of-credit facility and made capital expenditures of approximately $3.3 million -- half of which we invested in our Military and Materials business segment."

Segment Information from Continuing Operations ($000s)

The following segment information includes segment earnings from continuing operations (defined as earnings from continuing operations before income taxes, interest expense and other income or expense, net). Management believes segment earnings from continuing operations are a useful performance measure because they reflect the results of segment performance over which management has direct control.

                 Three Months Ended               Year Ended
                       June 30,                     June 30,
                                   %                             %
                                Increase                      Increase
              2009      2008   (Decrease)   2009      2008   (Decrease)
            --------  --------  --------  --------  --------  --------

 Bookings:
 Infrared
  Optics    $ 23,115  $ 43,607     (47)%  $119,299  $161,732     (26)%
 Near-
  Infrared
  Optics       9,715    23,359     (58)%    37,774    65,932     (43)%
 Military &
  Materials   11,895    15,533     (23)%    49,967    61,871     (19)%
 Compound
  Semi-
  conductor
  Group       12,520     9,660       30%    54,089    55,781      (3)%
            --------  --------            --------  --------
  Total
   Book-
   ings     $ 57,245  $ 92,159     (38)%  $261,129  $345,316     (24)%
            ========  ========            ========  ========

 Revenues:
 Infrared
  Optics    $ 25,880  $ 43,372     (40)%  $130,949  $151,911     (14)%
 Near-
  Infrared
  Optics      10,054    15,269     (34)%    45,559    58,689     (22)%
 Military &
  Materials   13,948    14,316      (3)%    57,016    50,507       13%
 Compound
  Semi-
  conductor
  Group       16,185    18,852     (14)%    58,698    55,084        7%
            --------  --------            --------  --------
  Total
   Reve-
   nues     $ 66,067  $ 91,809     (28)%  $292,222  $316,191      (8)%
            ========  ========            ========  ========

 Segment
  Earnings:
 Infrared
  Optics    $  3,577  $ 10,801     (67)%  $ 28,036  $ 36,189     (23)%
 Near-
  Infrared
  Optics       1,308     3,442     (62)%     7,111    11,886     (40)%
 Military &
  Materials    1,414     1,882     (25)%     6,525     7,065      (8)%
 Compound
  Semi-
  conductor
  Group        2,348     2,266        4%     6,173     6,522      (5)%
            --------  --------            --------  --------
  Total
   Segment
   Earnings $  8,647  $ 18,391     (53)%  $ 47,845  $ 61,662     (22)%
            ========  ========            ========  ========

Outlook

For the first fiscal quarter ending September 30, 2009, the Company currently forecasts revenues to range from $57 million to $61 million and earnings per share to range from $0.12 to $0.16. Comparable results for the quarter ended September 30, 2008 were revenues from continuing operations of $87.8 million and earnings per share from continuing operations of $0.57, which included the favorable impact of tax-related matters of approximately $0.12 per share. The first fiscal quarter tends to be lower in revenues due to slight seasonality of European sales.

Under normal conditions, the Company provides guidance for the fiscal year as part of its earnings release. However, given the current economic conditions and limited market visibility, the Company is not yet confident in providing specific revenue and earnings per share guidance for the full fiscal year ending June 30, 2010.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, August 4, 2009 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://investor.shareholder.com/media/eventdetail.cfm?eventid=70773&CompanyID=IIVI&e=1&mediaKey=7FC911A81023DCCBD70A22918E31F830. Please allow extra time prior to the call to visit the site and, if needed, download the media software required to listen to the internet broadcast. A replay of the webcast will be available for two weeks following the call.

Planned Director Retirement

Duncan A.J. Morrison will retire from the Board of Directors when his current term expires at the upcoming Annual Meeting of Shareholders on November 6, 2009. Mr. Morrison has served as a Director of the Company and Chairman of the Company's Audit Committee since 1982. Effective with Mr. Morrison's retirement, it is anticipated that current Director Wendy F. DiCicco will be appointed by the Board of Directors to the role of Audit Committee Chairman. Ms. DiCicco has been a Director and Audit Committee member of the Company since 2006.

Dr. Carl J. Johnson, Chairman, said, "Duncan has been a valuable asset to the Company in his roles as Director and Chairman of the Audit Committee and we will miss his wisdom, insight and counsel. We wish him well in his retirement and thank him for his exemplary 27 years of service to II-VI Incorporated."

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company's infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems, and HIGHYAG Lasertechnologie GmbH ("HIGHYAG") manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers. In the Company's near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. In the Company's military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals produces and refines selenium and tellurium materials. In the Company's Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; the Marlow Industries, Inc. subsidiary designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and, the Worldwide Materials Group (WMG) provides expertise in materials development, process development, and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, including any worsening of the global economic downturn, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2008; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company's ability to devise and execute strategies to respond to market conditions.

 II-VI Incorporated and Subsidiaries
 Condensed Consolidated Statements of Earnings (Unaudited)
 (000 except per share data)

                             Three Months Ended        Year Ended
                                   June 30,             June 30,
                               2009       2008      2009       2008
                            ---------  ---------  ---------  ---------
 Revenues

 Net sales:
  Domestic                  $  37,154  $  41,588  $ 153,830  $ 154,980
  International                25,497     47,584    127,928    148,922
                            ---------  ---------  ---------  ---------
                               62,651     89,172    281,758    303,902
 Contract research
  and development               3,416      2,637     10,464     12,289
                            ---------  ---------  ---------  ---------
  Total Revenues               66,067     91,809    292,222    316,191
                            ---------  ---------  ---------  ---------

 Costs, Expenses, Other
  Expense (Income)

 Cost of goods sold         $  39,077  $  51,907  $ 168,615  $ 176,541
 Contract research and
  development                   2,290      2,053      7,489      9,444
 Internal research and
  development                   2,286      2,346     10,205      7,734
 Selling, general and
  administrative               13,767     17,112     58,068     60,810
 Interest expense                  28         26        178        242
 Other expense (income),
  net                             187       (200)     1,402     (2,754)
 Gain on sale of equity
  investment, pre-tax              --         --         --    (26,455)
                            ---------  ---------  ---------  ---------
  Total Costs, Expenses,
   Other Expense Income        57,635     73,244    245,957    225,562
                            ---------  ---------  ---------  ---------

 Earnings from Continuing
  Operations Before Income
  Taxes                         8,432     18,565     46,265     90,629

 Income Taxes                   2,167      3,214      7,407     24,936
                            ---------  ---------  ---------  ---------

 Earnings from Continuing
  Operations                    6,265     15,351     38,858     65,693

 Loss from Discontinued
  Operation (including
  loss on disposal in
  fiscal year 2009 of
  $1,979), Net of
  Income Taxes                   (148)      (513)    (2,077)    (1,425)
                            ---------  ---------  ---------  ---------

 Net Earnings               $   6,117  $  14,838  $  36,781  $  64,268
                            =========  =========  =========  =========
 Diluted Earnings
  Per Share:
  Continuing operations     $    0.21  $    0.50  $    1.29  $    2.16
  Discontinued operation    $   (0.00) $   (0.02) $   (0.07) $   (0.05)
  Consolidated              $    0.21  $    0.49  $    1.22  $    2.11

 Basic Earnings
  Per Share:
  Continuing operations     $    0.21  $    0.52  $    1.31  $    2.21
  Discontinued operation    $   (0.01) $   (0.02) $   (0.07) $   (0.05)
  Consolidated              $    0.21  $    0.50  $    1.24  $    2.16

 Average Shares
  Outstanding - Diluted        29,817     30,558     30,082     30,489
                            =========  =========  =========  =========

 Average Shares
  Outstanding - Basic          29,528     29,781     29,667     29,691
                            =========  =========  =========  =========

 II-VI Incorporated and Subsidiaries
 Condensed Consolidated Balance Sheets (Unaudited)
 ($000)

                                               June 30,       June 30,
                                                 2009           2008
                                              ---------      ---------

 Assets

 Current Assets
  Cash and cash equivalents                   $  95,930      $  69,835
  Marketable securities                              --          3,000
  Accounts receivable, net                       43,109         55,866
  Inventories                                    76,620         69,642
  Deferred income taxes                           9,705          8,943
  Prepaid and refundable income taxes                --          5,368
  Prepaid and other current assets                4,943          5,386
  Assets-held-for-sale                               --          8,229
                                              ---------      ---------
   Total Current Assets                         230,307        226,269

 Property, Plant & Equipment, net                86,413         86,331
 Goodwill                                        26,141         26,531
 Other Intangible Assets, net                    12,271         13,268
 Investments                                      9,548          3,665
 Other Assets                                     3,602          4,862
                                              ---------      ---------
   Total Assets                               $ 368,282      $ 360,926
                                              =========      =========

 Liabilities and Shareholders' Equity

 Current Liabilities
  Accounts payable                            $   9,242      $  16,412
  Accruals and other current
   liabilities                                   22,821         28,136
  Liabilities held-for-sale                          --          1,977
                                              ---------      ---------
   Total Current Liabilities                     32,063         46,525

 Long-Term Debt                                   3,665          3,791

 Deferred Income Taxes                            1,910          5,210

 Other Liabilities                                8,268         15,274
                                              ---------      ---------
   Total Liabilities                             45,906         70,800

 Shareholders' Equity                           322,376        290,126
                                              ---------      ---------
   Total Liabilities and
    Shareholders' Equity                      $ 368,282      $ 360,926
                                              =========      =========

 II-VI Incorporated and Subsidiaries
 Condensed Consolidated Statements of Cash Flows (Unaudited)
 ($000)

                                                     Year Ended
                                                      June 30,
                                              ------------------------
                                                 2009          2008
 Cash Flows from Operating Activities
 Net cash provided by:
  Continuing operations                       $  48,835      $  45,456
  Discontinued operation                             78            460
                                              ---------      ---------
 Net cash provided by operating
  activities                                     48,913         45,916
                                              ---------      ---------

 Cash Flows from Investing Activities

 Redemption of (investment in)
  marketable securities                           3,000         (3,000)
 Proceeds from sale of equity investment             --         30,236
 Additions to property, plant and
  equipment                                     (15,557)       (17,855)
 Investment in unconsolidated business           (4,853)            --
 Payments on deferred purchase price of
  businesses                                       (913)          (295)
 Purchase of business, net of cash
  acquired                                           --         (2,387)
 Other                                               45            419
                                              ---------      ---------
 Net cash (used in) provided by investing
  activities:
  Continuing operations                         (18,278)         7,118
  Discontinued operation                          3,018         (1,527)
                                              ---------      ---------
 Net cash (used in) provided by
  investing activities                          (15,260)         5,591
                                              ---------      ---------

 Cash Flows from Financing Activities
 Proceeds from exercise of stock options          1,798          3,764
 Excess tax benefits from share-based
  compensation expense                            1,314          4,132
 Proceeds from long-term borrowings               7,000          3,000
 Payments on long-term borrowings                (7,509)       (14,749)
 Purchase of treasury stock                     (12,880)        (5,865)
                                              ---------      ---------
 Net cash used in financing activities          (10,277)        (9,718)
                                              ---------      ---------

 Effect of exchange rate changes on
  cash and cash equivalents                       2,719         (4,572)
                                              ---------      ---------

 Net increase in cash and cash
  equivalents                                    26,095         37,217

 Cash and Cash Equivalents at Beginning
  of Period                                      69,835         32,618
                                              ---------      ---------
 Cash and Cash Equivalents at End of
  Period                                      $  95,930      $  69,835
                                              =========      =========

 II-VI Incorporated and Subsidiaries
 Other Selected Financial Information (Unaudited)
 ($000 except per share data)

 The following other selected financial information for continuing operations includes earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA).
 Management believes EBITDA from continuing operations is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

    Other Selected Financial Information for Continuing Operations

                                Three Months Ended      Year Ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                  2009      2008      2009      2008
                                --------  --------  --------  --------

 EBITDA                         $ 12,579  $ 22,081  $ 61,797  $106,395
 EBITDA excluding pre-tax
  gain on sale of equity
  investment                    $ 12,579  $ 22,081  $ 61,797  $ 79,940
 Cash paid for capital
  expenditures                  $  3,273  $  5,451  $ 15,557  $ 17,855
 Net payments on
  indebtedness                  $  2,500  $     --  $    509  $ 11,749

 Incentive stock option
  and performance share
  compensation expense,
  pre-tax                       $  1,152  $  1,058  $  4,951  $  3,980

 Cash paid for shares
  repurchased through the
  Company's stock
  repurchase programs           $     --  $     --  $ 12,880  $  5,865

 Shares repurchased
  through the Company's
  stock repurchase programs           --        --   500,000   186,400

 Reconciliation of Segment
 Earnings and EBITDA to
 Earnings Before Income         Three Months Ended      Year Ended
 Taxes                               June 30,            June 30,
                                ------------------  ------------------
                                  2009      2008      2009      2008
                                --------  --------  --------  --------

 Total Segment Earnings         $  8,647  $ 18,391  $ 47,845  $ 61,662
 Interest expense                     28        26       178       242
 Other expense (income),
  net                                187      (200)    1,402   (29,209)
                                --------  --------  --------  --------
   Earnings before income
    taxes                       $  8,432  $ 18,565  $ 46,265  $ 90,629
                                ========  ========  ========  ========

 EBITDA                         $ 12,579  $ 22,081  $ 61,797  $106,395
 Interest expense                     28        26       178       242
 Depreciation and
  amortization                     4,119     3,490    15,354    15,524
                                --------  --------  --------  --------
   Earnings before income
    taxes                       $  8,432  $ 18,565  $ 46,265  $ 90,629
                                ========  ========  ========  ========

CONTACT:  II-VI Incorporated
          Craig A. Creaturo, Chief Financial Officer and Treasurer
          (724) 352-4455
          ccreaturo@ii-vi.com
          www.ii-vi.com